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                                                                     EXHIBIT (N)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of the BlackRock Florida Municipal Income Trust (Securities Act Registration No. 333-68000) of our report dated July 18, 2001, relating to the financial statements of the BlackRock Florida Municipal Income Trust as of July 16, 2001 and for the period then ended in the Statement of Additional Information which is part of such registration statement.

We also consent to the reference to our Firm under the heading "Experts" in the Statement of Additional Information.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 25, 2001